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                                                                    EXHIBIT 10.1

                                FUNDING AGREEMENT

     This Funding Agreement ("Agreement") is entered into by and among Fleet National Bank, Bank of America, N.A., Nextera Enterprises, Inc., a Delaware corporation (the "Company") and Knowledge Enterprises, Inc., a Delaware corporation ("KE"), effective as of September 27, 2002.

     1. Credit Agreement. Fleet National Bank, as administrative agent (in such capacity, the "Agent"), and Fleet National Bank and Bank of America, N.A., each as lenders (in such capacity, the "Lenders"), have entered into an Amended and Restated Credit Agreement dated as of March 29, 2002 (the "Credit Agreement") with the Company and certain subsidiaries of the Company from time to time a party thereto (the "Subsidiaries"). Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Credit Agreement.

     2. Funds Requirement. The Company has an immediate need for approximately Five Hundred Sixty Thousand Dollars ($560,000) in immediately available funds (the "Funds") to meet current expenses. The Lenders are willing to allow KE to lend such Funds to the Company pursuant to and as part of the Credit Agreement on the terms and conditions set forth in this Agreement. The parties agree that additional documentation will be entered into by the parties with respect to such loan on or prior to October 11, 2002, which documentation shall incorporate and be consistent with this Agreement. Notwithstanding the foregoing agreement to enter into additional documentation, this Agreement is intended to be binding and enforceable on its terms, and shall be so binding and enforceable even if the additional documentation is not consummated.

     3. Funds Flow. KE shall wire the Five Hundred Sixty Thousand Dollars ($560,000) directly to the Company (the "Additional Amount"); provided, however, that the parties hereto agree and acknowledge that such direct transfer is being done for administrative convenience purposes only and that such funds are being lent to the Company pursuant to the Credit Agreement and shall be a "Term Loan" as defined in the Credit Agreement. The Agent agrees to reflect the Additional Amount as a Term Loan under the Credit Agreement and the parties hereto agree and acknowledge that the Additional Amount is a Term Loan and entitled to all of the protection and features of the Credit Agreement including, but not limited, to being secured by the assets of the Company and certain of its Subsidiaries as set forth in the Credit Agreement.

     4. Repayment. Such Additional Amount shall be due and payable from the Company on October 30, 2002 and shall bear interest at the same rate and under the same terms as the interest under the terms of the Credit Agreement applicable to Term Loans. The Company shall pay such amounts directly to KE; provided, however that the parties hereto agree and acknowledge that such direct payment is being done for administrative convenience purposes only and that such repayment is pursuant to the terms of the Credit Agreement, as amended.


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     5.   Order of Priority. The payment of any and all amounts due under the
Credit Agreement, as amended, shall be as follows: (a) First, the principal due to the Agent on September 30, 2002 and the interest due to the Agent on October 1, 2002, shall be paid in full; (b) Second, the Additional Amount, plus interest, due to KE on October 30, 2002 shall be paid in full; provided, however, that to the extent that any portion of such amount remains unpaid on October 31, 2002 (the "Deficiency"), then the payment of the principal due to the Agent on October 31, 2002, and the payment of the interest due to the Agent on November 1, 2002, shall take priority over the payment of the Deficiency; and
(c) Third, at such time as the principal due to the Agent on October 31, 2002 and the interest due to the Agent on November 1, 2002 have been paid in full, then the payment of the Deficiency (including the continuing accrual of interest on the Deficiency) shall have priority over any claim that the Agent and/or the Lenders have with respect to the Credit Agreement.

     6. Amendment of Credit Agreement. The Company, the Agent and the Lenders shall amend the Credit Agreement to incorporate the following:

          a. the limits on the amount of Term Loans and the Maximum Amount of Term Credit shall be increased by an amount not less than the amount of the Additional Amounts;

          b. the payment of the Additional Amount, plus interest, on October 30, 2002; and

          c. other changes necessary to effectuate the terms of this Agreement.

     6. Fees and Expenses. The Company shall pay to the Agent, the Lenders and KE all of their respective reasonable costs and expenses incurred by them in connection with the drafting and negotiation of this Agreement and the further documentation contemplated by this Agreement.

     IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the date first set forth above.

        FLEET NATIONAL BANK                  FLEET NATIONAL BANK
        as Administrative Agent              as Lender

        By:    /s/ Michael F. O'Neill        By:    /s/ Michael F. O'Neill
               -------------------------            ----------------------------
        Title: Senior Vice President         Title: Senior Vice President
               -------------------------           -----------------------------


        BANK OF AMERICA, N.A.                KNOWLEDGE ENTERPRISES, INC.

        By:    /s/ Michael R. Heredia        By:    s/ Ralph Finerman
               -------------------------            ----------------------------
        Title:       Managing Director       Title: Secretary
               -------------------------            ----------------------------

        NEXTERA ENTERPRISES, INC.

        By:    /s/ Michael P. Muldowney
               -------------------------
        Title: CFO
               -------------------------